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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 15, 1999 in Amendment No. 2 to the Registration Statement (Form F-4 No. 333-74483) and related Prospectus of Willis Corroon Group Limited, Willis Corroon Partners and Willis Corroon Corporation for the registration of $550,000,000 of Willis Corroon Corporation's 9% Senior Subordinated Notes due 2009.


                                          ERNST & YOUNG


London, England
July 7, 1999